SECURITIES PURCHASE AGREEMENT

Dated as of October 14, 2008

between

CHINA BIO ENERGY HOLDING GROUP CO., LTD.

and

THE PURCHASER LISTED ON EXHIBIT A

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EXHIBITS

A.	Purchaser and Amount
B.	Form of Series B Certificate of Designation
C.	Form of Registration Rights Agreement
D.	Form of Conversion Notice
E.	Form of Share Escrow Agreement
F.	Form of Management Escrow Agreement
G.	Form of Opinion of Counsel
H.	Form of Debenture
I.	Form of Irrevocable Transfer Agent Instructions

iii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of October 14, 2008 by and between China Bio Energy Holding Group Co., Ltd., a Delaware corporation (the “Company”), and the Purchaser set forth on Exhibit A hereto (the “Purchaser”).

RECITALS

A.  The common stock of the Company is a currently traded publicly on the Over-the-Counter Bulletin Board;

B. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

C. The Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to the Purchaser, upon the terms and conditions stated in this Agreement, a convertible debenture in the principal amount of $9,000,000 (the “Debenture”), convertible into an aggregate of 2,465,753 shares of Series B Convertible Preferred Stock, par value $0.001 (equivalent to a purchase price of $3.65 per share) (the “Preferred Shares”), which shall initially convert into an aggregate of 2,465,753 shares of the Company’s Common Stock, subject to adjustment; and

D. Contemporaneous with the sale of the Debenture, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws, a Share Escrow Agreement, in the form attached hereto as Exhibit E and a Management Escrow Agreement, in the form attached hereto as Exhibit F.

Now, therefore, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

Purchase and Sale of the Debenture

Section 1.1 Purchase and Sale of the Debenture. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company a convertible debenture in the principal amount of $9,000,000 (the “Debenture”), convertible into 2,465,753 of shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), (equivalent to a purchase price of $3.65 per Preferred Share), which is initially convertible into 2,465,753 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The terms of the Debenture are set forth in the Debenture, a form of which is attached hereto as Exhibit H. The designation, rights, preferences and other terms and provisions of the Preferred Shares are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock attached hereto as Exhibit B (the “Certificate of Designation”). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), or Section 4(2) of the Securities Act.

Section 1.2 Preferred Shares and Common Conversion Shares. Subject to the filing and effectiveness of an amendment to increase the authorized number of shares of preferred stock of the Company and the Certificate of Designation, the Company will authorize and reserve, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of Preferred Shares equal to one hundred ten percent (110%) of the number of Preferred Shares as shall from time to time be sufficient to effect the conversion of the Debenture. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred ten percent (110%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares. Any shares of Common Stock issuable upon conversion of the Preferred Shares are herein referred to as the “Common Conversion Shares”. The Preferred Shares and the Common Conversion Shares are sometimes collectively referred to as the “Shares”. The Debenture and the Shares are sometimes collectively referred to as the “Securities”.

Section 1.3 Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Debenture for an aggregate purchase price of $9,000,000 (the “Purchase Price”). The closing of the purchase and sale of the Debenture to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154 (the “Closing”) at 10:00 p.m., New York time (i) on or before ________________, 2008; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon in writing signed by the Company and the Purchaser (the "Closing Date"). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to the Purchaser (x) Debenture in the aggregate principal amount set forth opposite the name of such Purchaser on Exhibit A hereto, (y) any other documents required to be delivered pursuant to Article IV hereof.

ARTICLE II

Representations and Warranties of the Company

Section 2.1 Representations and Warranties of the Company. For purposes of this Section 2.1 only, the Company hereby represents and warrants to the Purchaser, as of the date hereof (except as set forth on the Disclosure Schedules attached hereto as Schedules 2.1 (the “Company Disclosure Schedules”), which are divided into sections that correspond to the sections of this Section 2.1. The Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 2.1. For purposes of this Section 2.1, any statement, facts, representations, or admissions contained in the public filings made by the Company with the United States Securities and Exchange Commissions, are deemed to be included in the Company Disclosure Schedules and all such information is deemed to be fully disclosed to the Purchaser), as follows:

(a) Organization, Good Standing and Power. Except as set forth on Schedule 2.1(a), the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth on Schedule 2.1(a), the Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(c) hereof) .

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Debenture, the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), the Share Escrow Agreement, substantially in the form attached hereto as Exhibit E (the “Share Escrow Agreement”), the Management Escrow Agreement, substantially in the form attached hereto as Exhibit F (the “Management Escrow Agreement”) and the Certificate of Designation (collectively, the “Transaction Documents”) and to issue and sell the Debenture and, upon conversion, the Shares in accordance with the terms hereof, in the Debentures and in the Certificate of Designation. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement and each of the Transaction Documents, when executed and delivered at the Closing will have been duly executed and delivered and shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding, are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized and issued. Except as set forth on Schedule 2.1(c) hereto and as contemplated by this Agreement and the Transaction Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto and as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto and as contemplated by this Agreement and the Transaction Documents, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as disclosed on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. To the Company’s knowledge, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, operations, properties, or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform any of its obligations under the Transaction Documents.

(d) Issuance of the Securities. The Debenture is duly authorized by all necessary corporate action, and when issued and paid for in accordance with the terms of this Agreement, will be validly issued and paid, fully paid and non-assessable. The Preferred Shares when issued in accordance with the terms of the Debenture will be duly authorized by all necessary corporate action, validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation. The Common Conversion Shares, when issued in accordance with the terms of the Certificate of Designation, will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) to the Company’s knowledge, result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, the business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. To the Company’s knowledge, the Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Securities in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto, and the Certificate of Designation); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

(f) Commission Documents, Financial Statements. Except as indicated on Schedule 2.1(f), the Company has timely filed, or filed within the applicable extension period, all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”) since October 23, 2007, and to the best of the Company’s knowledge all Commission Documents prior to October 23, 2007 were so filed. True and complete copies of all of the Commission Documents are available to the Purchaser through the Commission’s EDGAR database on www.sec.gov. The Company has not provided to the Purchaser any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Company’s Form 10-K for the year ended December 31, 2007, including the accompanying financial statements (the “Form 10-K”) and the Company’s Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008 (the “Form 10-Qs”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, neither the Form 10-K, nor the Form 10-Qs contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries. Set forth on Schedule 2.1(g) is a list of the Company’s subsidiaries. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

(h) No Material Adverse Change. Except as set forth on Schedule 2.1(h), since June 30, 2008, the Company has not experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since June 30, 2008, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed since June 30, 2007.

(k) Indebtedness. Schedule 2.1(k) hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments, in each case that have not previously been set forth in the Commission Documents. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l) Title to Assets. Except as set forth on Schedule 2.1(l), each of the Company and the subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those disclosed in the Financial Statements and the Commission Documents or such that, individually or in the aggregate, do not cause a Material Adverse Effect. Solely with respect to the Company, all of its real and personal property is reflected in the Financial Statements and the Commission Documents. Except as set forth on Schedule 2.1(l), all leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

(n) Compliance with Law. The business of the Company and the business of the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. Neither the Company, nor the subsidiaries has received notice of any violation of applicable federal, state or local governmental laws, rules, regulations and ordinances. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o) Taxes. The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service, or with respect to the subsidiaries, none of their respective tax returns have been audited by any governmental entity in the jurisdiction in which each such subsidiary may be subject to taxation. Neither the Company, nor any subsidiary, has any knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state or foreign) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p) Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

(q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Intellectual Property. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(s) Environmental Compliance. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Except as set forth on Schedule 2.1(s), the Company and its subsidiaries are in material compliance with applicable environmental requirements in the operation of their respective business, except to the extent that any non compliance, individually or in the aggregate, does not cause a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t) Books and Record Internal Accounting Controls. The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Material Agreements. Except as set forth on Schedule 2.1(u) or with respect to the transactions contemplated herein, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act. Except as set forth on Schedule 2.1(u), the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.

(v) Transactions with Affiliates. Except as set forth in the Financial Statements, the Commission Documents or Schedule 2.1(v), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or affiliate or any corporation or other entity controlled by such officer, employee, consultant, director or affiliate, or a member of the immediate family of such officer, employee, consultant, director or affiliate.

(w) Securities Act of 1933. Based in material part upon the representations herein of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action, so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Debenture, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.1(y), neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. No officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(z) Absence of Certain Developments. Except as set forth on Schedule 2.1(z) or in the Commission Documents, since June 30, 2008, neither the Company nor any subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchaser or its representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $25,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that, if the Purchaser, or any person or entity that owns a beneficial interest in any of the Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(cc) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be so integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and the Company has not in the last six (6) months publicly offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

Section 2.2 Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations, warranties and covenants to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Standing of the Purchaser. The Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Debenture being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, members, managers or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser’s ability to perform its obligations hereunder). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Debenture in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Acquisition for Investment. The Purchaser is acquiring the Debenture solely for its own account for the purpose of investment and not as a nominee or with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Debenture, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Debenture to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Debenture and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e) Status of Purchaser. The Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer.

(f) Opportunities for Additional Information. The Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g) No General Solicitation. The Purchaser acknowledges that the Debenture were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Rule 144. The Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

(j) Trading Activities. The Purchaser agrees that it shall not, directly or indirectly, in its own capacity or through an agent, engage in any short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to the Conversion Shares, or any hedging transaction or securitization, including obtaining shares of Common Stock to borrow, which establishes any short position with respect to the Common Stock, whether on a U.S. domestic exchange or any foreign exchange. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including short sales, of the securities of the Company during the period commencing from the time that such Purchaser first received from the Company or any other person (i) a term sheet (written or oral) or (ii) a draft of any Transaction Document, in each case setting forth the material terms of the transactions contemplated hereunder, until the date hereof.

(k) Certain Fees. Except as set forth on Schedule 2.2(l) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Purchaser with respect to the transactions contemplated by this Agreement.

ARTICLE III

Covenants

The Company covenants with each of the Purchaser as follows, which covenants are for the benefit of the Purchaser and their permitted assignees hereunder.

Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Debenture, Preferred Shares and Common Conversion Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities.

Section 3.2 Registration and Listing. The Company shall (a) either (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) continue to voluntarily file all reports required to be filed as if the Company were so registered, and in any event shall comply in all respects with its reporting and filing obligations under the Exchange Act and the Company shall not cease filing reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time, to enable the Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, the Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall beneficially own equity securities of the Company, in the aggregate, representing more than 5% of the total combined voting power of all voting securities then outstanding, for purposes reasonably related to the Purchaser’s interests as a stockholder, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees, except for any such information that shall be considered material non-public information by the Company.

Section 3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6 Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall beneficially own any Shares:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b) Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any subsidiary to perform under any Transaction Document.

Section 3.8 Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares; provided, however, that any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) shall not be deemed to materially and adversely affect such rights, preferences or privileges.

Section 3.9 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any subsidiary to perform under any Transaction Document.

Section 3.10 Distributions. So long as any Debenture or any Preferred Shares remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock without prior written consent from a majority of the holders of the Debenture (on an as converted basis) or the Preferred Shares at such time, or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company, other than pursuant to a repurchase plan approved by the Company’s board of directors.

Section 3.11  Status of Dividends. The Company covenants and agrees that (i) no Federal income tax return or claim for refund of Federal income tax or other submission to the Internal Revenue Service (the “Service”) will adversely affect the Debenture, Preferred Shares, any other series of its Preferred Stock, or the Common Stock, and no deduction shall operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243(a)(1) of the Code or any successor provision, (ii) in no report to shareholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Preferred Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards setting body, and (iii) it will take no action which would result in the dividends paid by the Company on the Preferred Shares out of the Company’s current or accumulated earnings and profits being ineligible for the dividends received deduction provided by Section 243(a)(1) of the Code. The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Stock as “Convertible Preferred Stock” in its annual and quarterly financial statements in accordance with its prior practice concerning other series of preferred stock of the Company. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Shares out of the Company’s current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Preferred Shares, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Shares will be so eligible for Federal income tax purposes, at the Purchasers expense. In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers’ expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code. Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if (i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Preferred Shares or Common Conversion Shares should not be treated as dividends for Federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Shares is allowable for Federal income tax purposes, or (ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the Service shall issue a published ruling or advise that dividends on the Shares should not be treated as dividends for Federal income tax purposes. If the Service specifically determines that the Preferred Shares or Common Conversion Shares, constitute debt, the Company may file protective claims for refund.

Section 3.12  Use of Proceeds. The net proceeds from the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.13 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of Debenture, the Registration Rights Agreement, the Certificate of Designation, the Share Escrow Agreement, the Management Escrow Agreement and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by counsel for the Purchaser. “Trading Day” means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.14 Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.15 Pledge of Securities. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At the Purchaser's expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser.

Section 3.16 Form S-1 Eligibility. The Company currently meets the “registrant eligibility” and transaction requirements set forth in the general instructions to Form S-1 applicable to “resale” registrations on Form S-1.

Section 3.17 Sarbanes-Oxley Act. The Company shall use its best efforts to be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

Section 3.18 No Commissions in connection with Conversion of Debenture and Conversion of Preferred Shares. In connection with the conversion of the Debenture into Preferred Shares and the subsequent conversion of the Preferred Shares into Common Stock, neither the Company nor any Person acting on its behalf will take any action that would result in the Conversion Shares being exchanged by the Company other than with the then existing holders of the Debenture or Preferred Shares, as the case may be, exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

Section 3.19  Post-Closing Covenants. The Company shall use its best efforts to (i) hire a Chief Financial Officer, (ii) hire an Investor Relations Officer and (iii) fulfill NASDAQ’s corporate governance requirements including but not limited to appointing three persons to serve as “independent” directors (as such term is defined under the NASDAQ Stock Market rules) on the Company’s Board of Directors and forming the Audit Committee and the Compensation Committee of the Company’s Board of Directors. The Company will perform its obligations within four months of the Closing Date with respect to clauses (i) and (ii) and within one month after the Closing Date with respect to clause (iii). Such persons referred to in clauses (i), (ii) and (iii) shall be approved by the Purchaser, which approval the Purchaser shall not unreasonably withhold. The Company will enter into the Management Escrow Agreement, pursuant to which $750,000 of the Purchase Price shall be delivered into an escrow account maintained by Loeb & Loeb LLP, which funds shall be released in installments of $250,000 upon the appointment of (i) a Chief Financial Officer, (ii) a Vice President of Investor Relations, and (iii) upon the Company’s compliance with NASDAQ’s corporate governance requirements as set forth in clause (iii) above.

Section 3.20 Subsequent Financings.

(a) For a period of twenty-four (24) months following the Closing Date, subject to Section 3.22(e), the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a "Rights Notice") the Purchaser of all of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a “Subsequent Financing”), of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock. The Purchaser shall have the right, for a period of twenty (20) calendar days following receipt of the Rights Notice (the “Option Period”), to accept or reject the right to invest in the Subsequent Financing (“First Refusal Right”) by written notice to the Company. If the Purchaser elects to exercise its First Refusal Rights, it shall deliver a notice of same to the Company within the Option Period and then the Company shall be obligated to pursue the Subsequent Financing with the Purchaser on the same terms and conditions as set forth in the Rights Notice. If, and only if, the Company receives written notice from the Purchaser that it will not exercise its First Refusal Rights, then and only then, may the Company pursue the Subsequent Financing with a third party; provided that, such third party Subsequent Financing shall: (i) not commence until after the expiration of the Option Period; (ii) close within thirty (30) days of the expiration of the Option Period (“Third Party Closing Date”); and (iii) be carried out on the same terms and conditions as set forth in the Rights Notice. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the closing of the third party Subsequent Financing does not occur on the Third Party Closing Date, any closing of the third party Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.22(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.22(a) shall not apply to issuances of securities in a Permitted Financing.

(b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Purchasers), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans outstanding as they exist on the date of this Agreement, (v) the payment of dividends on the Preferred Shares in shares of Common Stock, and, (vi) any warrants issued to the placement agent and its designees for the transactions contemplated by this Agreement.

(c) So long as any Debenture or Preferred Shares remain outstanding, the Company agrees that it shall not issue any “Variable Rate Securities” for a period of two (2) years from the Closing Date. “Variable Rate Securities” shall mean any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon, or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security based solely upon the occurrence of specified or contingent events directly or indirectly related to the operations of the Company or the market for the Common Stock.

(d) For the period commencing on the Closing Date and ending on the date that is one hundred eighty (180) days following the effective date of the Registration Statement (as defined in the Registration Rights Agreement), and any additional registration statements thereunder, the Company shall not file any registration statement under the Securities Act without the prior written consent of the Purchasers.

(e) Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Company shall have given three (3) business days notice that it intends to disclose such information to the Purchaser (“Inside Information Notice”) and such Purchaser shall have agreed in writing that it is willing to accept such information, subject to a non-disclosure agreement to be executed by the Purchaser. If the Purchaser does not agree to accept such information, it will be deemed to have waived its rights pursuant to Section 3.22 (a) in connection with the Subsequent Financing contemplated in the related Inside Information Notice, but not for any additional Subsequent Financings for which it may be entitled to receive notice hereunder. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

Section 3.21  Reservation of Shares. So long as any of the Debenture or the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, (i) no less than one hundred ten percent (110%) of the aggregate number of Preferred Stock needed to provide for the issuance of the Preferred Shares upon conversion of the Debenture and (ii) no less than one hundred ten percent (110%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Common Conversion Shares upon conversion of the Preferred Shares.

Section 3.22  Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Preferred Shares and Conversion Shares, as applicable, in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Debenture or the Preferred Shares, respectively, in the form of Exhibit I attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Common Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.22 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that (i) a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act or (ii) such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.22 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.22 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.22, that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.23  Disposition of Assets. So long as the Debenture or any Preferred Shares remain outstanding, neither the Company nor any subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for licenses or sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the Debenture (on an as converted basis) and the Preferred Shares then outstanding.

Section 3.24 Increase in Authorized Shares of Preferred Stock. The Company shall file immediately after the closing of the transactions contemplated by this Agreement, an information statement on Schedule 14C with the Commission disclosing the approval of its Board of Directors, holders of a majority of its Common Stock and holders of its Series A Preferred Stock to file an amendment to increase its number of authorized shares of Preferred Stock to 10,000,000 shares.The Company acknowledges that it shall be liable for payment of liquidated damages under the Debenture if the Company has not so increased its authorized shares of Preferred Stock by December 10, 2008.

Section 3.25 Certificate of Good Standing. The Company covenants and agrees that if it is unable to deliver a certificate of good standing from the State of Delaware on the Closing Date, as provided in Section 4.2 (p), the Company shall obtain such certificate of good standing no later than one (1) business day after the date of the Closing.

Section 3.26  Compliance with PRC Labor and Employment Laws. No later than sixty (60) days after the Closing the Company shall be in compliance with the Labor Contract Law of the PRC, which was effective on January 1, 2008. The Company agrees to engage JunZeJun Law Office to assist in such compliance.

Section 3.27  Cap on 2003 Equity Incentive Plan. At any time, and from time to time that the Company grants awards under its 2003 Equity Incentive Plan, the maximum number of awards granted shall be no more than 10% of the total number of shares of Common Stock issued and outstanding at such time.

ARTICLE IV

Closing Conditions and Closing Deliveries

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Debenture. The obligation hereunder of the Company to issue and sell the Debenture to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date applicable to the Purchaser as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Purchase Price. The Purchaser shall have delivered the Purchase Price by wire transfer of immediately available funds to a bank account designed by the Company in writing.

(e) Directors’ Certificate. The Purchaser shall have delivered to the Company a certificate of the Director of the Purchaser, dated as of the Closing Date, confirming the accuracy of the Purchaser’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Purchaser with the Purchaser with the conditions precedent set forth in this Section 4.1 as of the Closing Date.

(f) Transaction Documents. The Purchaser shall have executed each Transaction Documents to which it is a party.

Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Debenture. The obligation hereunder of the Purchaser to acquire and pay for the Debenture is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the date when made and shall be true and correct in all material respects as of the Closing Date applicable to the Purchaser as though made at that time (except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date).

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c) No Suspension, Etc. Trading in the Company’s Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Closing), and, at any time prior to the Closing Date applicable to such Purchaser, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Material Adverse Effect. There have been no events or occurrences on or before the Closing Date which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(g) Certificates. The Company shall cause to be delivered to the Purchaser’s prime broker dealer, at the address listed on Exhibit A, via overnight service, the original Debenture; provided however that in no event shall the Debenture be delivered after the first (1st) business day following the Closing.

(h) Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(i) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof (the “Resolutions”).

(j) Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, certifying (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(k) Share Escrow Agreement. The Company shall have executed and delivered the Share Escrow Agreement to the Purchaser.

(l) Management Escrow Agreement. The Company shall have executed and delivered the Management Escrow Agreement to the Purchaser.

(m) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to the Purchaser.

(n) Opinion of Counsel, Etc.  At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of the Closing, in substantially the form of Exhibit G hereto, and such other certificates and documents as the Purchaser or their respective counsel shall reasonably require incident to the Closing.

(o) Increase in Authorized Shares of Preferred Stock. The Company shall have taken the actions necessary to amend its Certificate of Incorporation to increase its number of authorized shares of preferred stock to 10,000,000 shares, including, without limitation, obtaining the required consent of its Board of Directors, holders of a majority of its Common Stock and holders of its Series A Preferred Stock.

(p) Delivery of Good Standing Certificate. The Company shall have (i) filed its outstanding annual franchise tax reports for the 2007 fiscal year and for the first two quarters of the 2008 fiscal year, and (ii) submitted payment in the amount of $31,978.93 for payment of delinquent franchise taxes for those periods, and shall provide evidence of the same. In the event the Company is able to obtain a good standing certificate from the Secretary of State of Delaware on the Closing Date, they Company shall deliver such good standing certificate to the Purchaser.

ARTICLE V

Stock Certificate Legend

Section 5.1 Legend. The Debenture, the certificate representing the Preferred Shares, when issued, and, if appropriate, the Common Conversion Shares issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Common Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Common Conversion Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Common Conversion Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Common Conversion Shares (provided that a registration statement under the Securities Act providing for the resale of the Common Conversion Shares is then in effect), the Company shall cause its transfer agent to electronically transmit the Common Conversion Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser's Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

Indemnification

Section 6.1 Indemnification of Purchaser. The Company agrees to indemnify and hold harmless the Purchaser (and its respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein, and, in the event the Company is not in compliance with the Labor Contract Law of the PRC. .

Section 6.2 Indemnification of Company. The Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company (and its directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein; provided, however, that the Purchaser shall not have any liability pursuant to this Section 6.2 in an amount exceeding the aggregate purchase price paid to the Company by the Purchaser in connection with this Agreement and the securities issued hereunder.

Section 6.3 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give prompt written notice to the party required to provide indemnification under this Article VI (the “indemnifying party”) of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give prompt notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses but only if the Purchaser is successful in any litigation or arbitration relating to such enforcement.

Section 7.2 Specific Enforcement, Consent to Jurisdiction.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement [or the Registration Rights Agreement] and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents collectively contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser (provided that the Purchaser holds Debenture and/or Preferred Shares at such time), and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be

If to the Company:
China Bio Energy Holding Group Co., Ltd.
c/oXi'an Baorun Industrial Development Co. Ltd.
Dongxin Century Square,  7th Floor
Xi'an East City High-tech Industrial Development Park
Shannxi Province,  P.R. China
Attn: Mr. Gao Xincheng
Tel:  86 29 82682019
Fax: 86 29 82683629

with copies to (which shall not constitute notice):	Loeb & Loeb 345 Park Avenue New York, NY10154 Attn: Mitchell S. Nussbaum Tel: 212.407.4159 Fax: 212.407-4990

If to any Purchaser:	At the address of the Purchaser set forth on Exhibit A to this Agreement

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person (other than the indemnified parties under Article VI).

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closings hereunder for a period of two years following the Closing Date.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered as a pdf document via email, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such pdf signature were the original thereof.

Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Registration Rights Agreement and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

CHINA BIO ENERGY HOLDING GROUP CO., LTD.

By:	/s/ Gao Xincheng
Name: Mr. Gao Xincheng
Title: Chief Executive Officer

VISION OPPORTUNITY CHINA LP

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

EXHIBIT A to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

Name and Address of Purchaser and Purchaser’s Primer Broker	Number of Preferred Shares Purchased	Dollar Amount Of Investment
Vision Opportunity China LP 20 West 55th Street 5th Floor New York, NY 10019 Attn: Kim Gabriel Tel: 212-849-8242 Fax: 212-867-1416 Email: k.gabriel@visicap.com	2,465,753 Shares of Preferred Stock	$9,000,000

Prime Broker: Jeffries Prime Brokerage Attn: Stephen D. Augustin Vision Opportunity China LP Account 430-00211 520 Madison Ave., 12th Floor New York, NY 10022

A-1

EXHIBIT B to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

FORM OF CERTIFICATE OF DESIGNATION
(see Tab No. 1)

B-1

EXHIBIT C to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

FORM OF REGISTRATION RIGHTS AGREEMENT

(See Tab No. 2)

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EXHIBIT D to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

CHINA BIO ENERGY HOLDING GROUP CO., LTD.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series B Preferred Stock of CHINA BIO ENERGY HOLDING GROUP CO., LTD. . (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of CHINA BIO ENERGY HOLDING GROUP CO., LTD., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:	_____________________________________

Number of Preferred Shares to be converted:	_____________

Stock certificate no(s). of Preferred Shares to be converted: ____________

The Common Stock has been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement): YES ____ NO____

Please confirm the following information:

Conversion Price:	_____________________________________

Number of shares of Common Stock
to be issued:	_____________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:	_____________________________________
_____________________________________

Facsimile Number:	_____________________________________

Authorization:	_____________________________________
By: _________________________________
Title: _______________________________

Dated:

D-1

EXHIBIT E to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

FORM OF SHARE ESCROW AGREEMENT
(see Tab No. 3)

E-1

EXHIBIT F to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

FORM OF MANAGEMENT ESCROW AGREEMENT
(see Tab No.4)

F-1

EXHIBIT G to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

FORM OF OPINION OF COUNSEL

1. The Company is a corporation duly incorporated, validly existing and in good standing as such under the General Corporation Law of the State of Delaware. The Company has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as to our knowledge it is presently conducting such business.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Debenture and, subject to filing the Amendment and the Certificate of Designation, issue the Series B Preferred Stock upon conversion of the Debenture, and the Common Stock issuable upon conversion of the Series B Preferred Stock. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, except for the filing and mailing of the Information Statement. Each of the Transaction Documents have been duly executed and delivered by the Company, and the Debenture has been duly executed, issued and delivered by the Company. Each of the Transaction Documents constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. Neither the Series B Preferred Stock issuable upon conversion of the Debenture when authorized will be, nor the Company’s Common Stock issuable upon conversion of the Series B Preferred Stock is, subject to any preemptive rights under the Company’s Certificate of Incorporation, as amended, or the Company’s By-Laws.

3. Upon filing the Amendment and the Certificate of Designation, the shares of Series B Preferred Stock issuable upon conversion of the Debenture will be duly authorized and reserved for issuance, and, when delivered upon conversion of the Debenture, as provided in the Debenture, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock have been duly authorized and reserved for issuance, and, when delivered upon conversion of the Series B Preferred Stock, as provided in the Certificate of Designation, will be validly issued, fully paid and nonassessable.

4. The Company’s execution, delivery and performance of, and compliance with the terms of, the Transaction Documents and the issuance of the Debenture does not, the Preferred Stock issuable upon conversion of the Debenture and the Common Stock issuable upon conversion of the Preferred Stock will not, as the case may be (i) violate any provision of the Company’s Certificate of Incorporation, as amended, or By-Laws, or (ii) result in a material violation of any federal or state statute, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated by the Transaction Documents, or (iii) conflict with or violate any order, judgment, injunction or decree known to us to be applicable to the Company, except, with respect to clauses (i) and (iii) above, for such violations or conflicts as would not, individually or in the aggregate, have a Material Adverse Effect.

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5. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. To our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company.

6. Based upon, and assuming the truth of, the representations and warranties and full performance of the covenants, of the Purchaser in the Purchase Agreement, the offer, issuance and sale of the Debenture are, and the issuance of the (a) shares of Preferred Stock issuable upon conversion of the Debenture and (b) shares of Common Stock issuable upon conversion of the Preferred Stock will be exempt from the registration requirements of Section 5 of the Securities Act.

Very truly yours,

G-2

EXHIBIT H to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

FORM OF DEBENTURE

H-1

EXHIBIT I to the
SECURITIES PURCHASE AGREEMENT FOR
CHINA BIO ENERGY HOLDING GROUP CO., LTD.

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

as of ____________, 2008

[Name of Transfer Agent]
[Address]
Telephone: (
Facsimile:
Attn:

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October __, 2008, between China Bio Energy Holding Group Co., Ltd., a Delaware corporation (the “Company”), and the purchaser named therein (the “Purchaser”) pursuant to which the Company is issuing to the Purchaser a debenture convertible into shares of its Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which shall be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue Preferred Shares upon the automatic conversion under the Debenture and shares of Common Stock upon conversion of the Preferred Shares (the “Common Conversion Shares”) to or upon the order of the Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice, as the case may be, in the form attached hereto as Exhibit I, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted (or, in each case, an indemnification undertaking with respect to such share certificates in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Common Conversion Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Common Conversion Shares were sold pursuant to the Registration Statement, then certificates representing the Conversion Share shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Preferred Shares and the Common Conversion Shares shall bear the following legend:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR XI’AN BAORUN INDUSTRIAL DEVELOPMENT CO., LTD. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Common Conversion Shares in the event a registration statement covering the Common Conversion Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Common Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,

CHINA BIO ENERGY HOLDING GROUP CO., LTD.

By: _________________________________
Name: _______________________________
Title: ________________________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:	______________________________________
Name:	______________________________________
Title:	______________________________________
Date:	__________________

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